UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2005

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Huntington Bancshares Incorporated (Huntington) announced today that the Office of the Comptroller of the Currency has lifted and terminated its formal written agreement with The Huntington National Bank dated February 28, 2005. The agreement was previously filed as exhibit 99.2 to Huntington's Current Report on Form 8-K, dated March 1, 2005, and filed with the Securities Exchange Commission on March 2, 2005, and is incorporated herein by reference.

Although the Federal Reserve written agreement remains in effect, after consultation with the Federal Reserve, Huntington is planning this month to proceed with the filing of the application to acquire Unizan Financial Corp., headquartered in Canton, Ohio. As announced November 12, 2004, Huntington and Unizan entered into an amendment to their January 26, 2004 merger agreement extending the term of the agreement for one year from January 27, 2005 to January 27, 2006.

Item 9.01 Financial Statements and Exhibits.

The exhibits referenced below shall be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

(c) Exhibits.

Exhibit 99.1 - News release of Huntington Bancshares Incorporated, dated October 6, 2005.

Exhibit 99.2 - Written Agreement between the Huntington National Bank and the Office of the Comptroller of the Currency dated February 25, 2005 (incorporated by reference to Huntington's Current Report on Form 8-K, dated March 1, 2005, and filed with the Securities Exchange Commission on March 2, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

October 6, 2005	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release of Huntington Bancshares Incorporated, dated October 6, 2005.